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                                                                    EXHIBIT 21.1


                             CAMPBELL RESOURCES INC.
                            SIGNIFICANT SUBSIDIARIES
                                December 31, 2001


The following significant subsidiaries are consolidated in the financial statements submitted as a part of this report:

                                                               Jurisdiction of           Percentage of
                                                               Incorporation             Voting Securities
                                                                                         Owned

Controlled by Campbell Resources Inc.:
         Meston Resources Inc.                                 Quebec                    100%
         MSV Resources Inc.                                    Quebec                    100%
         GeoNova Explorations Inc.                             Canada                    100%




Controlled by Meston Resources Inc.
         Meston Investments Limited                            Cayman Islands            100%